BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109
Ticker: CII
Record Date	December 22, 2009
Pay Date	December 31, 2009
Distribution Amount per share	$ 0.485

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-
term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	$ 0.060	12%	$ 0.060	12%
Net Realized Short-Term Capital Gains	$ -	0%	$ -	0%
Net Realized Long-Term Capital Gains	$ -	0%	$ -	0%
Return of Capital	$ 0.425	88%	$ 0.425	88%
Total (per common share)	$ 0.485	100%	$ 0.485	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2009	4.41%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2009	12.85%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2009	4.86%
Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2009	3.21%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the
Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’ .

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

CII
BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109
Ticker: CII
Record Date	March 15, 2010
Pay Date	March 31, 2010
Distribution Amount per share	$ 0.48500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-
term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	$ 0.03793	8%	$ 0.12573	13%
Net Realized Short-Term Capital Gains	$ -	0%	$ -	0%
Net Realized Long-Term Capital Gains	$ -	0%	$ -	0%
Return of Capital	$ 0.44707	92%	$ 0.84427	87%
Total (per common share)	$ 0.48500	100%	$ 0.97000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 26, 2010	4.06%
Annualized current distribution rate expressed as a percentage of NAV as of February 26, 2010	12.99%
Cumulative total return (in relation to NAV) for the fiscal year through February 26, 2010	7.03%
Cumulative fiscal year distributions as a percentage of NAV as of February 26, 2010	6.50%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the
Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’ .

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257